UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2023

Coya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41583	85-4017781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5850 San Felipe St., Suite 500

Houston, Texas 77057

(Address of principal executive offices, including zip code)

(800) 587-8170 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 § CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 § CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dr. Adrian Hepner, the current President and Chief Medical Officer of Coya Therapeutics, Inc. (the “Company”), has informed the Company that he will resign from his position effective July 17, 2023.

On July 3, 2023, the Company appointed Dr. Fred Grossman President and Chief Medical Officer, effective July 17, 2023. Pursuant to an Executive Employment Agreement, dated July 3, 2023 (the “Grossman Employment Agreement”), Dr. Grossman will (i) receive a base salary of $450,000 per year, (ii) be eligible for an annual bonus, targeted at 40% of his base salary, upon the achievement of objectives to be determined by the Company, and (iii) two option grants, one as of July 17, 2023 (the “Start Date”) and one in January 2024, each exercisable for an aggregate of 74,069 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). Each option grant will vest as to 24,689 shares of Common Stock one year after the Start Date and the remaining shares will vest ratably over the subsequent 24 months. Dr. Grossman is entitled to participate in all employee benefit plans and programs available to the Company’s employees. All option grants will be made pursuant to the terms of the Coya Therapeutics, Inc. 2021 Amended and Restated Equity Incentive Plan.

The Grossman Employment Agreement has an initial term of two years and will automatically renew for one year terms after the initial term has elapsed, unless either party terminates the agreement upon 30 days’ notice from the end of the initial or extended term.

In connection with his entry into the Grossman Employment Agreement, Dr. Grossman entered into a customary Non-Disclosure Invention Assignment Agreement with the Company.

There are no arrangements or understandings between Dr. Grossman and any other person pursuant to which Dr. Grossman was appointed as Chief Medical Officer. Dr. Grossman does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the “SEC”) between Dr. Grossman and the Company.

The foregoing description of the Grossman Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Grossman Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated July 3, 2023, between the Company and Dr. Fred Grossman.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Dated: July 10, 2023	By:	/s/ Howard Berman
Howard Berman
Chief Executive Officer